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                                                                    EXHIBIT 5.1

                                                Level 32
                                                Exchange Plaza
                                                2 The Esplanade
                                                Perth WA 6000

BLAKE DAWSON WALDRON                            www.bdw.com

   LAWYERS                                      Tel + 61 8 9366 8000
----------------------------------------        Fax + 61 8 9366 8111

                                                DX 169 Perth

                                                PO Box 7438
                                                Cloisters Square
                                                Perth WA 6850
                                                Australia

                                                PARTNER
                                                Roger Davies
                                                Telephone (08) 9366 8022
pSivida Limited
Level 12, BGC Centre                            CONTACT
28 The Esplanade                                Alan Gibson
PERTH  WA  6000                                 Telephone (08) 9366 8722

                                                OUR REFERENCE
                                                DRD:AJG:09 1395 3581

                                                28 June 2006

PERTH
SYDNEY
MELBOURNE
BRISBANE
CANBERRA
LONDON
PORT MORESBY
JAKARTA
SHANGHAI

Dear Sirs

REGISTRATION STATEMENT ON FORM F-3  (MERGER WITH CONTROL DELIVERY SYSTEMS INC.)

We have acted as Australian legal advisers to pSivida Limited (COMPANY) in connection with the Company's registration statement on Form F-3 (REGISTRATION STATEMENT), which will be filed on or about 28 June 2006 with the Securities and Exchange Commission under the U.S. Securities Act of 1933 as amended (SECURITIES
Act). The Registration Statement relates to the sale by the selling shareholders listed in it of up to 158,194,120 ordinary shares of the Company represented by 15,819,412 American Depositary Shares issued in connection with the acquisition of shares in Control Delivery Systems Inc (ISSUE). We are furnishing this opinion as exhibit 5.1 to the Registration Statement, subject to the final paragraph of this opinion.

1.    DEFINITIONS

      In this opinion:

      (a)   ACN means Australian Company Number.

      (b)   ASIC means the Australian Securities and Investments Commission.

      (c)   ASX means Australian Stock Exchange Limited ACN 008 624 691.

      (d)   CDS means Control Delivery Systems Inc, a Delaware, USA corporation.

      (e) COMPANY means pSivida Limited, registered in Western Australia, ACN 009 232 026.

      (f)   CORPORATIONS ACT means the Corporations Act 2001 (Cth).

      (g)   RELEVANT JURISDICTION means the State of Western Australia,
            Australia.

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BLAKE DAWSON WALDRON                                                28 June 2006

pSivida Limited                                                           Page 2
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      (h)   RELEVANT LAWS means the laws of the Relevant Jurisdiction and the federal laws of Australia as they apply in the Relevant
            Jurisdiction.

      (i) SELLING SHAREHOLDERS has the same meaning as in the Registration Statement.

      (j) SUB-COMMITTEE means the sub-committee of the Company's board in relation to the merger with CDS, established by the board of directors of the Company at their meeting held on 13 July 2005.

      In this opinion, headings are for convenience only and do not affect interpretation and references to paragraphs are to paragraphs of this opinion.

2.    DOCUMENTS REVIEWED

      For the purposes of giving this opinion, we have examined the following documents:

      (a) a search of the ASIC database in respect of the Company on 28 June 2006 which shows that the Company is registered;

      (b)   the current constitution of the Company;

      (c) minutes of the meetings of the board of directors of the Company held on 13 July 2005, 21 September 2005 and 26 October 2005;

      (d)   minutes of the meeting of the Sub-Committee held on 2 October 2005;

      (e)   minutes of shareholders' meeting dated 15 November 2005;

      (f) the written resolutions of the board of directors of the Company relating to the closing of the merger with CDS (including the issue of shares and options) with the last director having signed on 29 December 2005; and

      (g)   the Registration Statement.

3.    SCOPE

      This opinion relates only to the Relevant Laws in force at 9.00 am (Western Australian time) on the date of this opinion.

      This opinion is given on the basis that it will be construed in accordance with the Relevant Laws.

4.    OPINION

      Subject to the assumptions and qualifications set out below, we are of the following opinion:

      (a) the Company has been duly incorporated and is registered as a public company limited by shares under the Corporations Act;

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BLAKE DAWSON WALDRON                                                28 June 2006

pSivida Limited                                                           Page 3
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      (b)   the ordinary shares underlying the American Depository Shares to be sold by the Selling Shareholders are legally issued and allotted and fully paid.

5.    ASSUMPTIONS

      For the purposes of this opinion, we have assumed that:

      (a) if we have reviewed a draft of a document rather than a signed or executed copy, the document will be executed in the form of that draft;

      (b) the minutes referred to in paragraphs 2(c), 2(d) and 2(e) accurately reflect the business transacted at those meetings;

      (c) the written resolutions referred to in paragraph 2(f) above are signed by all directors of the Company in office at the relevant time and in accordance with rules 12.8 and 12.9 of the Company's constitution;

      (d) no party has contravened or will contravene Chapter 2E (Related party transactions) of the Corporations Act or ASX Listing Rule 10 (Transactions with persons in a position of influence) in connection with the Issue;

      (e) no party has contravened or will contravene section 260A (Financial assistance for acquiring shares) of the Corporations Act in connection with the Issue;

      (f) the Company was solvent at the time of and immediately after the Issue and is solvent at the date of this opinion;

      (g) the meetings of the Company's board of directors, Sub-Committee and shareholders to approve the issue of the shares and options (and in the case of the board, the appointment of the Sub-Committee) were properly convened and:

            (i) the resolutions set out in the minutes referred to in paragraphs 2(c), 2(d) and 2(e) and the written resolutions referred to in paragraph 2(f) above were properly passed as valid decisions of the board of directors of the Company, the Sub-Committee or shareholders (as the case may be) and have not been subsequently revoked, cancelled or varied; and

            (ii) the directors of the Company have properly performed their duties and all provisions relating to the declaration of interest and voting were duly observed;

      (h) where any obligation in connection with the Issue is to be performed in any jurisdiction other than the Relevant Jurisdiction, its performance will not be illegal or unenforceable under the laws of that jurisdiction;

      We have not investigated whether the assumptions in this paragraph 5 are correct.

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BLAKE DAWSON WALDRON                                                28 June 2006

pSivida Limited                                                           Page 4
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      None of the assumptions is limited by reference to any other assumption.

6.    QUALIFICATIONS

      Our opinion is subject to the following qualifications.

6.1   SEARCHES

      We have not made any independent investigations or searches, other than requests to ASIC for the company search referred to in paragraph 2(a) (the information disclosed in the search results rely on information lodged by the Company, and the search results may not be complete, accurate or up to date).

6.2   GENERAL QUALIFICATIONS

      (a) We have relied, as to certain matters of fact, on information provided by officers of the Company.

      (b) This opinion only relates to the laws of the Relevant Jurisdiction. We express no opinion on laws other than the Relevant Laws.

      None of the qualifications is limited by reference to any other qualification.

7.    CONSENT

      We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Blake Dawson Waldron